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                                                                   Exhibit 11
                       MERCK & CO., INC. AND SUBSIDIARIES

                    Computation of Earnings Per Common Share

                     (In millions except per share amounts)

                                                                        Three Months
                                                                        Ended March 31
                                                                    1997             1996
                                                                    ----             ----
Net Income and Adjusted Earnings:

Net Income ...............................................        $1,020.3         $  863.8

Effect on Earnings of Compensation Expense Relating to
  Stock Option and Incentive Plans .......................             3.4              2.0
                                                                  --------         --------

Adjusted Earnings for Fully Diluted Earnings Per Share ...        $1,023.7         $  865.8
                                                                  ========         ========


Weighted Average Shares and Share Equivalents Outstanding:

Weighted Average Shares Outstanding (As Reported) ........         1,208.9          1,227.0

Common Share Equivalents Issuable Under Stock Option and
  Incentive Plans ........................................            31.8             31.5

Common Share Equivalents Issuable on Assumed Conversion of
  Debentures .............................................              .2               .4
                                                                  --------         --------

Weighted Average Shares and Share Equivalents Outstanding          1,240.9          1,258.9
                                                                  ========         ========

Earnings Per Share (As Reported) .........................        $    .84         $    .70
                                                                  ========         ========

Fully Diluted Earnings Per Share (a) .....................        $    .82         $    .69
                                                                  ========         ========


(a) This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.